Exhibit 99.1

WHITEWAVE FOODS REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2014 RESULTS

CONTINUED STRONG GROWTH EXPECTATIONS FOR 2015

•	Net Sales Increased 34% in Q4 and 35% in FY 2014

•	Organic Net Sales Increased 11% in Q4 and 12% for FY 2014, Excluding Results of Earthbound and So Delicious

•	Adjusted Total Operating Income Increased 43% in Q4 and 45% in FY 2014; Continued Strong Operating Margin Expansion

•	Adjusted Diluted Earnings per Share Increased 24% in Q4 to $0.27 and 36% in FY 2014 to $1.00, Excluding China Joint Venture

•
FY 2015 Adjusted Diluted Earnings Per Share Guidance of $1.08 to $1.12, Excluding China Joint Venture Investments. Guidance Includes an Estimated $0.05 Foreign Exchange Impact, Resulting in Constant Currency Guidance of $1.13 to $1.17

DENVER, Colo. - February 12, 2015 - The WhiteWave Foods Company (NYSE: WWAV) today reported record results for the fourth quarter and full year ended December 31, 2014, driven by continued growth across all brands.

Financial Summary:	Three Months Ended December 31,			Year Ended December 31,
In millions, except EPS	2014	2013	% Change*	2014	2013	% Change*

Total Net Sales	$911	$679	+34%	$3,437	$2,542	+35%
Organic Net Sales	$753	$679	+11%	$2,839	$2,542	+12%

Total Operating Income
GAAP	$72	$31	+131%	$267	$157	+69%
Adjusted	$87	$61	+43%	$304	$209	+45%

Net Income
GAAP	$33	$20	+67%	$140	$99	+42%
Adjusted	$44	$39	+13%	$169	$129	+31%

Diluted Earnings per Share (EPS)
GAAP	$0.18	$0.11	+64%	$0.79	$0.57	+39%
Adjusted	$0.24	$0.22	+11%	$0.95	$0.74	+29%
Adjusted, excluding China J.V.	$0.27	$0.22	+24%	$1.00	$0.74	+36%

EBITDA
Adjusted	$115	$84	+36%	$428	$302	+42%
Adjusted, excluding China J.V.	$120	$84	+43%	$439	$302	+46%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

WhiteWave reported fourth quarter 2014 adjusted diluted earnings per share of $0.27, a 24 percent increase compared to fourth quarter 2013, excluding investments associated with its China joint venture. Including joint venture investments, WhiteWave reported fourth quarter 2014 adjusted diluted earnings per share of $0.24. Full year 2014 adjusted diluted earnings per share grew 36 percent to $1.00, excluding investments associated with its China joint venture, compared with full year 2013. Including these investments, WhiteWave reported full year 2014 adjusted diluted earnings per share of $0.95.

Net sales for the fourth quarter 2014 were $911 million, a 34 percent increase from net sales of $679 million in the fourth quarter 2013. For full year 2014, net sales were $3.4 billion, a 35 percent increase from net sales of $2.5 billion in full year 2013. These results were driven by strong organic growth across all brands and the inclusion of Earthbound Farm’s results for the year and So Delicious’ results for part of the fourth quarter. Excluding Earthbound Farm and So Delicious, organic net sales increased 11 percent in the fourth quarter 2014 and 12 percent in full year 2014, when compared the fourth quarter and full year 2013, respectively, due primarily to strong volume growth.

Adjusted operating income for the fourth quarter 2014 increased 43 percent to $87 million, compared to $61 million in the fourth quarter 2013. For full year 2014, adjusted operating income increased 45 percent to $304 million, compared to full year 2013 adjusted operating income of $209 million.

“Our fourth quarter results were a very strong close to a record year at WhiteWave. We generated robust organic growth driven by outstanding performances across all of our legacy businesses,” said Gregg Engles, chairman and chief executive officer. “Beyond delivering strong financial results in 2014, we completed the two highly strategic acquisitions of Earthbound Farm and So Delicious, entered into a new country with the launch of a Silk-branded product in China through our joint venture, opened a new plant in Dubois, Pennsylvania, continued to launch new and innovative products, and expanded our brands into new categories. With this as our foundation entering 2015, and with the tailwinds of strong consumer demand for nutritious, organic and flavorful foods and beverages, we are well positioned for another year of strong core performance across our businesses.”

FINANCIAL REPORTING CHANGE
Beginning with the fourth quarter 2014, WhiteWave will report financial results for its Organic Greens and Produce platform as a separate, individual segment known as Americas Fresh Foods. This segment includes our Earthbound Farm business that was previously reported within the North America segment. This change results in WhiteWave now having three reportable business segments: an Americas Foods & Beverages segment, which represents our historical North America segment platforms of Plant-based Foods and Beverages, Premium Dairy and Coffee Creamers and Beverages; a Europe Foods & Beverages segment, which continues to represent our Plant-based Foods and Beverages business in Europe; and our newly created Americas Fresh Foods segment, which comprises our previously named Organic Greens and Produce platform.

BASIS OF PRESENTATION
Certain financial measures in this release are presented on a non-GAAP, adjusted basis. Segment financial results for the fourth quarter and full year 2014 in the Americas Foods & Beverages segment are adjusted to exclude the expense related to the mark-to-market adjustment on commodity hedges, non-recurring integration costs related to acquisitions, and asset disposal and exit costs. Segment financial results for the fourth quarter and full year 2013 in the Americas Foods & Beverages and in the Europe Foods & Beverages segment are adjusted to exclude asset disposal and exit costs. All other adjustments relate to corporate and other items. See reconciliations at the end of this release for further details and for reconciliations of the non-GAAP measures to GAAP.

AMERICAS FOODS & BEVERAGES SEGMENT
WhiteWave’s Americas Foods & Beverages segment consists of three platforms: Plant-based Foods and Beverages, Coffee Creamers and Beverages and Premium Dairy. In the fourth quarter 2014, net sales for Americas Foods & Beverages were $648 million, an increase of 14 percent over the fourth quarter 2013. Growth in the segment reflects strong organic sales growth, and the inclusion of So Delicious’ results for part of the fourth quarter. For full year 2014, net sales for Americas Foods & Beverages were $2.4 billion, an increase of 11 percent over full year 2013. Excluding the impact from the acquisition of So Delicious on October 31, 2014, net sales in the segment increased 10 percent in both the fourth quarter and for full year 2014. Growth in the segment continues to be driven primarily by volume, aided by some pricing benefits primarily from the Premium Dairy platform. Adjusted operating income for Americas Foods & Beverages increased 24 percent to $81 million for the fourth quarter, and 19 percent to $274 million for full year 2014, compared to the same periods in 2013. Adjusted operating margins in the segment expanded by over 100 basis points in the fourth quarter. Excluding the impact from the acquisition of So Delicious, adjusted operating income increased 20 percent in the fourth quarter.

Americas Foods & Beverages Segment Summary
In millions	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% Change*	2014	2013	% Change*
Net Sales	$648	$569	+14%	$2,351	$2,124	+11%
Organic Net Sales	$625	$569	+10%	$2,328	$2,124	+10%

GAAP Segment Operating Income	$73	$58	+26%	$264	$215	+23%
Adj. Segment Operating Income	$81	$65	+24%	$274	$230	+19%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

Plant-based Foods and Beverages
The Americas Plant-based Foods and Beverages platform includes Silk® almond milk, soy milk, cashew milk, coconut milk, and dairy free yogurts, as well as So Delicious® dairy free beverages, frozen desserts, creamers, and dairy free yogurts. Net sales for this platform increased 21 percent in the fourth quarter 2014 compared to the fourth quarter 2013. For full year 2014, net sales increased by 15 percent compared to full year 2013. This growth was driven primarily by increased volumes and the inclusion of So Delicious’ results for part of the fourth quarter. The overall plant-based foods and beverages category remained strong with 14 percent category growth in the fourth quarter 2014. Silk holds the number 1 market position in the plant-based category.

Building on the strength of the Silk brand and a track record of innovation, the company introduced a new line of flavorful cashew milks that offer a creamier taste than skim milk with fewer calories, expanding Silk’s leadership in the nut-based beverage subcategory. Silk also reintroduced its dairy free yogurts, which are now being manufactured at WhiteWave’s newly completed DuBois, Pennsylvania facility with an improved taste in vibrant new packaging.

Coffee Creamers and Beverages
In Coffee Creamers and Beverages, which includes coffee creamers and ready-to-drink beverages under the International Delight®, Dunkin Donuts®, Silk and So Delicious brands, as well as half and half dairy creamers under the LAND O LAKES® and Horizon Organic® brands, net sales increased 11 percent in the fourth quarter 2014 compared to the fourth quarter 2013. For full year 2014, net sales increased by 8 percent compared to full year 2013. Sales growth was primarily driven by increased volumes behind International Delight seasonal varieties and strong growth in core flavors, Dunkin’ Donuts branded creamers, and Horizon Organic half and half dairy creamers. WhiteWave’s portfolio of refrigerated creamers outperformed the category in the fourth quarter 2014, resulting in strong share performance.

The Coffee Creamers and Beverages platform has a robust innovation pipeline planned for 2015, which includes expanding the International Delight Macchiato product offerings and fat free and sugar free varieties with a broader array of flavors.

Premium Dairy
In Premium Dairy, which includes the Horizon Organic® brand, net sales increased 12 percent in the fourth quarter 2014 compared to the fourth quarter 2013. For full year 2014, net sales increased 11 percent compared to full year 2013. Sales were primarily driven by price increases implemented over the past 12 months, with low single-digit volume growth. Increased pricing drove the majority of the 9 percent growth in the organic milk category in the fourth quarter. Demand for organic milk continues to be at all-time highs and management anticipates 2015 growth in this platform to be primarily driven by price. The Horizon Organic brand extensions into the macaroni and cheese and snack categories performed well in the first year and the company has additional brand extensions planned in 2015.

AMERICAS FRESH FOODS SEGMENT
The Americas Fresh Foods segment includes the Earthbound Farm® brand. Net sales for the segment were $136 million in the fourth quarter 2014, though crop production and quality was impacted by challenging industry growing conditions from warmer than normal weather in the desert southwest early in the quarter. Net sales for the segment were $575 million in full year 2014, and the segment was accretive to 2014 adjusted earnings per share by over $0.10. The organic packaged salads category continues to grow rapidly, increasing 15 percent in the fourth quarter 2014, with organic packaged salads’ share of the total category growing one point to 25 percent in the fourth quarter 2014. Earthbound Farm continues to hold the leading share in the organic packaged salad category.

Americas Fresh Foods Segment Summary
In millions	Ended December 31, 2014
	Three Months	Full Year
Net Sales	$136	$575

Segment Operating Income	$9	$48

WhiteWave plans to continue to grow the Earthbound Farm brand with an expanding line of frozen fruits and vegetables and smoothie mixes, as well as new varieties of salad kits in multi-serve and single-serve packs as consumers seek more convenient healthy eating options.

EUROPE FOODS & BEVERAGES SEGMENT
The Europe Foods & Beverages segment consists of a Plant-based Foods and Beverages platform sold primarily under the Alpro® brand. Net sales in the segment increased 23 percent on a constant currency basis and 15 percent on a reported basis in the fourth quarter 2014 compared to the fourth quarter 2013. For full year 2014, net sales increased 20 percent on a constant currency basis and 22 percent on a reported basis compared to full year 2013. Adjusted operating income in the segment increased 70 percent to $15 million for the fourth quarter 2014, compared to the same period in 2013, with adjusted operating margin expansion of 365 basis points during the quarter. Full year 2014 adjusted operating income increased 72 percent to $53 million compared to full year 2013, with operating margin expansion over 295 basis points.

Europe Foods & Beverages Segment Summary
In millions	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% Change*	2014	2013	% Change*
Net Sales	$127	$110	+15%	$510	$418	+22%

GAAP Segment Operating Income	$15	($1)	NM	$53	$21	+152%
Adj. Segment Operating Income	$15	$9	+70%	$53	$31	+72%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

Net sales growth in Europe Foods and Beverages was led by broad-based growth across all geographies. Significant volume growth across Alpro’s plant-based beverages, dairy free yogurts and culinary products continued to be the primary sales driver in the fourth quarter and for full year 2014.

Throughout 2015 Alpro plans to launch innovative new products that include almond and coconut dairy free flavored yogurts, coconut and almond blend beverage varieties and further beverage line extensions.

OTHER ITEMS
China Joint Venture Update
WhiteWave launched plant-based beverages in China with its joint venture partner, China Mengniu Dairy Company, under the Silk ZhiPuMoFang® brand name in late December 2014. Products include almond milk and walnut milk beverages available in both single-serve and multi-pack formats. Management expects to continue investing in brand building and marketing behind the launch of these beverages in 2015.

FORWARD OUTLOOK
The company expects continued volume increases across its existing products and expects its innovation pipeline to drive strong constant currency net sales growth across its businesses in 2015. The recent strengthening of the U.S. dollar is expected to lower reported net sales growth rates due to translation of the Europe Foods & Beverages segment results, as well as the growing Canada sales presence embedded in the Americas Foods & Beverages segment. For first quarter and full year 2015, management expects net sales growth to be in the low double-digits on a constant currency basis. On a reported basis, management expects net sales percentage growth in the high single-digits for first quarter and in the high-single to low-double digits for full year 2015. These growth expectations include mid-to-upper teens percentage net sales growth on constant currency basis for the Europe Foods & Beverages segment, high single-digit percentage net sales growth for Americas Fresh Foods segment and low double-digit percentage net sales growth for the Americas Foods & Beverages segment.

WhiteWave expects its adjusted operating income growth to be moderate over the first quarter of 2015 due to increases in marketing investments compared to the prior year to support the launch of numerous new products, higher commodity costs overlaps, new plant startup costs, and the smallest contribution from the So Delicious acquisition for the year. Adjusted operating income growth is expected to increase throughout 2015 from increased utilization rates at a new plant, additional internal production capacity increases, the realization of further scale leverage and cost reductions, and increasing contributions from So Delicious as this business is integrated in the company’s existing Americas Plant-based Foods and Beverages platform. As a result, management expects an adjusted total operating income percentage growth rate for the first quarter 2015 to be in the high-single to low-double digits on a constant currency basis, translating into mid-single digit growth on a U.S. dollar reported basis based on current foreign exchange rates. For full year 2015, management expects adjusted operating income percentage growth of high-teens to low-twenties on a constant currency basis, converting into mid-to-high teens growth on a reported basis, based on current foreign exchange rates.

Interest expense is expected to increase to approximately $55 million to $58 million in 2015 reflecting higher interest costs from a Senior Notes issuance in 2014 and increased levels of indebtedness. The Senior Notes issuance is expected to have an estimated $0.06 dilutive impact to full year 2015 adjusted diluted earnings per share, with an approximately $0.02 per share dilutive impact expected in each of the first three quarters of 2015. For first quarter 2015, interest expense is estimated to range from $9 million to $10 million due to an expected annual interest rebate on certain loans outstanding, with the remaining quarterly amounts being relatively balanced. Management estimates its effective tax rate to be approximately 35 percent for 2015, with potential variability by quarter.

Management expects to continue investing in its China joint venture to support the ongoing commercialization of this business, including brand building and marketing behind the recent plant-based product introductions. The annual amount of the investment is forecasted to be approximately $0.06 to $0.07 dilutive to the company’s 2015 adjusted dilutive earnings per share, with an approximately $0.03 adjusted dilutive earnings per share impact in the first quarter 2015. The timing and amount of actual investments made in 2015 may vary.

Based upon these expectations and current foreign exchange rates, management expects to achieve between $1.13 to $1.17 in constant currency adjusted dilutive earnings per share, excluding what is expected to be an approximately $0.06 to $0.07 per share investment in the China joint venture. On a U.S. dollar reported basis, management expects adjusted diluted earnings per share of between $1.08 to $1.12 for 2015, based on current foreign exchange rates, excluding investments in the China joint venture.

For first quarter 2015, management expects constant currency adjusted diluted earnings per share of between $0.21 to $0.23, excluding an approximately $0.03 adjusted diluted earnings per share investment in the China joint venture. On a reported basis, management expects adjusted diluted earnings per share of between $0.20 and $0.22 for the first quarter 2015, based on current foreign exchange rates, excluding China joint venture investments.

2015 Guidance Summary
	First Quarter		Full Year
	Reported	Constant Currency	Reported	Constant Currency
Net Sales Growth	+ High Single Digits %	+ Low Double Digits %	+ High Single to Low Double Digits %	+ Low Double Digits %

Adjusted Total Operating Income Growth	+ Mid Single Digits %	+ High Single to Low Double Digits %	+ Mid Teens to High Teens %	+ High Teens to Low Twenties %

Adjusted Diluted EPS	$0.17 - $0.19	$0.18 - $0.20	$1.01 - $1.05	$1.06 - $1.10
China Joint Venture Impact	≈$0.03	≈$0.03	≈$0.07	≈$0.07

Adjusted Diluted EPS - Excluding China J.V.	$0.20 - $0.22	$0.21 - $0.23	$1.08 - $1.12	$1.13 - $1.17

Senior Notes Interest Impact	$0.02	$0.02	$0.06	$0.06
Interest Neutral Adj. Diluted EPS - Excluding China J.V.	$0.22 - $0.24	$0.23 - $0.25	$1.14 - $1.18	$1.19 - $1.23

Management projects capital expenditures will be approximately $325 million to $350 million for full year 2015, due to investments in additional capacity, plant improvements, a new research and development facility and to support future growth expected beyond 2016. Timing of capital projects may vary and affect the amount of actual investments made in 2015.

“The fourth quarter was a strong finish to an impressive year of growth. Throughout 2014 we leveraged our record topline growth into even higher profit growth rates, as we continued to realize benefits from our increased scale, supply chain initiatives and pricing actions,” said Kelly Haecker, executive vice president and chief financial officer. “Our organic operating income, excluding investments in our China joint venture, grew at over two times the rate of our organic topline growth in the quarter, and we continued our trend of strong operating margin expansion with over 90 basis points of organic operating margin improvement in 2015, exceeding our original goal of 75 basis points. We enter 2015 with strong momentum, focused on building additional capabilities and investing for future growth.”

CONFERENCE CALL WEBCAST
A live webcast to discuss WhiteWave’s financial results and outlook will be held at 10:30 am Eastern time today, February 12, 2015 and may be heard by visiting the “Investor Relations” section of the WhiteWave website at www.whitewave.com/investors. The webcast replay of the call will be available for approximately 45 days. A slide presentation and schedule reconciling GAAP to non-GAAP financial information will be available on our website and will accompany the webcast.

EXPLANATION OF NON-GAAP FINANCIAL MEASURES
In addition to the results prepared in accordance with GAAP, we have presented certain non-GAAP financial measures, including adjusted financial information for the periods presented, such as operating income, EBITDA, net income and diluted earnings per share. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments include corporate costs associated with equity awards granted to certain of our executive officers, employees and directors in conjunction with the company’s initial public offering in October 2012 (the “IPO Grants”), non-recurring transaction and integration costs related to acquisitions and other investments, non-recurring transition costs related to our separation from Dean Foods Company and the July 2013 registered public offering of WhiteWave shares by Dean Foods Company, the elimination of asset disposal and exit costs, and subsequent adjustments, in connection with the 2013 sale of a dairy farm and 2014 sale of a soy-based meats alternative business located in the Netherlands, the elimination of non-cash income or expense related to mark-to-market adjustments on interest rate and commodity hedges, and the elimination of debt issuance costs. These adjustments are intended to provide greater transparency of underlying profit trends and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in making financial and operating decisions and evaluating the company’s performance. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, the company’s results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below and may be found in a reconciliation schedule posted on the Investor Relations section of the company’s website.

ABOUT THE WHITEWAVE FOODS COMPANY
The WhiteWave Foods Company is a leading consumer packaged food and beverage company that manufactures, markets, distributes, and sells branded plant-based foods and beverages, coffee creamers and beverages, premium dairy products and organic produce throughout North America and Europe. The Company also holds a 49% ownership interest in a joint venture that manufactures, markets, distributes, and sells branded plant-based beverages in China. WhiteWave is focused on providing consumers with innovative, great-tasting food and beverage choices that meet their increasing desires for nutritious, flavorful, convenient, and responsibly-produced products. The Company’s widely-recognized, leading brands distributed in North America include Silk® and So Delicious® plant-based foods and beverages, International Delight® and LAND O LAKES®* coffee creamers and beverages, Horizon Organic® premium dairy products and Earthbound Farm® organic salads, fruits and vegetables. Its popular plant-based foods and beverages brands in Europe include Alpro® and Provamel®, and its plant-based beverages in China are sold under the Silk® ZhiPuMoFang® brand. To learn more about WhiteWave, visit www.whitewave.com.

*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.

FORWARD-LOOKING STATEMENTS
Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements under the heading “Forward Outlook” and statements relating to, among other things, projections of net sales, operating income, net income and earnings per share, on an adjusted and GAAP basis, our innovation plans, the success of our cost improvement and margin expansion initiatives, anticipated profit growth and margin expansion, the expected financial impact of our acquisitions of Earthbound Farm and So Delicious, the expected impact and timing of additional investments in our joint venture in China, and other statements that begin with words such as “believe,” “expect,” “intend,” “forecasts,” “projects” or “anticipate.” These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. Financial projections are based on a number of assumptions, and actual results could be materially different than projected if those assumptions are erroneous. The company’s ability to meet targeted financial and operating results depend on a variety of economic, competitive, and governmental factors, including raw material availability and costs, the demand for the company’s products and the company’s ability to access capital under its credit facilities or otherwise, many of which are beyond the company’s control and which are described in the company’s 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2014 as subsequently updated on September 11, 2014 in the Current Report on Form 8-K, and in our quarterly reports on Form 10-Q. The company’s ability to profit from its branding initiatives depends on a number of factors, including consumer acceptance of the company’s products. Our growth plans depend, in part, on our ability to innovate successfully and on a cost-effective basis. Our financial outlook for the first quarter and full year 2015 may be impacted by our ability or inability to effectively integrate and operate our Earthbound Farm business acquired on January 2, 2014, and recently acquired So Delicious business, and the amount of our future additional investments in our joint venture in China and expectations for sales and profits or losses in the joint venture. The company’s expected operating income growth will depend in part on its ability to cost effectively expand capacity. The forward-looking statements in this press release speak only as of the date of this release. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

CONTACTS
Investor Relations:
Dave Oldani
+1 (303) 635-4747
Media:
Molly Keveney
+1 (303) 635-4529

The WhiteWave Foods Company
Consolidated Statements of Income
(Unaudited, GAAP Basis)

	Year ended December 31,
	2014	2013	2012
	(In thousands, except share and per share data)

Total net sales	$3,436,605	$2,503,487	$2,175,374
Sales to related parties	—	37,063	109,513
Transitional sales fees	—	1,513	4,551
Total net sales	3,436,605	2,542,063	2,289,438
Cost of goods sold	2,283,441	1,634,646	1,485,494
Gross profit	1,153,164	907,417	803,944
Related party license income	—	—	36,034
Operating expenses:
Selling, distribution, and marketing	621,866	528,233	492,130
General and administrative	265,678	197,526	167,595
Asset disposal and exit costs	(1,066)	24,226	—
Total operating expenses	886,478	749,985	659,725
Operating income	266,686	157,432	180,253
Other expense (income):
Interest expense	36,972	18,027	9,924
Other expense (income), net	5,266	(3,829)	957
Total other expense	42,238	14,198	10,881
Income from continuing operations before income taxes	224,448	143,234	169,372
Income tax expense	78,279	44,193	56,868
Loss in equity method investments	5,984	—	—
Income from continuing operations	140,185	99,041	112,514
Gain on sale of discontinued operations, net of tax	—	—	403
Income from discontinued operations, net of tax	—	—	2,056
Net income	$140,185	99,041	114,973
Net income attributable to non-controlling interest	—	—	(1,279)
Net income attributable to The WhiteWave Foods Company	$140,185	$99,041	$113,694

Weighted-average common shares:
Basic	173,013,700	173,120,689	153,770,492
Diluted	177,949,916	174,581,468	153,770,497

Net income per share:
Basic	$0.81	$0.57	$0.74
Diluted	$0.79	$0.57	$0.74

The WhiteWave Foods Company
Consolidated Balance Sheets
(Unaudited, GAAP Basis)

	December 31, 2014	December 31, 2013
	(In thousands)
ASSETS
Cash and cash equivalents	$50,240	$101,105
Trade receivables, net of allowance	192,692	146,864
Inventories	215,669	158,569
Deferred income taxes	30,263	26,588
Prepaid expenses and other current assets	50,323	23,095
Total current assets	539,187	456,221
Equity method investments	43,160	—
Property, plant, and equipment, net	993,207	659,683
Identifiable intangible and other assets, net	729,011	394,937
Goodwill	1,068,276	772,343
Total Assets	$3,372,841	$2,283,184

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses	$469,764	$357,106
Current portion of debt and capital lease obligations	21,158	15,000
Income taxes payable	496	14,294
Total current liabilities	491,418	386,400
Long-term debt and capital lease obligations	1,495,822	647,650
Deferred income taxes	267,010	237,765
Other long-term liabilities	42,104	49,930
Total Liabilities	2,296,354	1,321,745
Common stock	1,744	1,735
Additional paid-in capital	878,549	851,017
Retained earnings	257,312	117,127
Accumulated other comprehensive loss	(61,118)	(8,440)
Total Shareholders' Equity	$1,076,487	$961,439
Total Liabilities and Shareholders' Equity	$3,372,841	$2,283,184

The WhiteWave Foods Company
Condensed Consolidated Statements of Cash Flows
(Unaudited, GAAP Basis)

	Year ended December 31,
	2014	2013	2012
	(In thousands)
Operating Activities
Net income	$140,185	$99,041	$114,973
Loss from discontinued operations, net	—	—	(2,056)
Gain on sale of discontinued operations, net	—	—	(403)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	110,567	81,905	74,354
Share-based compensation expense	26,648	18,931	9,529
Amortization of debt issuance costs	3,173	2,414	1,030
Mark-to-market on derivative instruments	15,159	(3,410)	1,151
Other adjustments	11,870	18,040	10,926
Net change in operating assets and liabilities, net of acquisition	(24,919)	(31,980)	29,588
Net cash provided by operating activities - continuing operations	282,683	184,941	239,092
Net cash provided by operating activities - discontinued operations	—	—	(2,571)
Net cash provided by operating activities	282,683	184,941	236,521

Investing Activities
Investment in equity investments	(50,285)	—	—
Payments for acquisitions, net of cash acquired $7,190	(798,446)	—	—
Payments for property, plant, and equipment	(292,357)	(131,769)	(102,931)
Proceeds from recoveries	—	—	3,356
Proceeds from sale of fixed assets	464	92,352	1,490
Net cash used in investing activities - continuing operations	(1,140,624)	(39,417)	(98,085)
Net cash used in investing activities - discontinued operations	—	—	5,900
Net cash used in investing activities	(1,140,624)	(39,417)	(92,185)

Financing Activities
Proceeds from initial public offering, net of offering costs	—	—	367,540
Repayment of intercompany notes to Dean Foods	—	—	(1,155,000)
Distributions to Dean Foods, net	—	(871)	(130,844)
Proceeds from the issuance of debt	1,025,000	—	500,000
Other debt related activity	(193,694)	(117,900)	264,635
Other financing activities	(18,088)	1,797	(18,449)
Net cash provided by (used in) financing activities	813,218	(116,974)	(172,118)
Net cash used in financing activities - discontinued operations	—	—	(269)
Net cash used in financing activities	813,218	(116,974)	(172,387)
Effect of exchange rate changes on cash and cash equivalents	(6,142)	3,182	437
(Decrease) Increase in cash and cash equivalents	(50,865)	31,732	(27,614)
Cash and cash equivalents, beginning of period	101,105	69,373	96,987
Cash and cash equivalents, end of period	$50,240	$101,105	$69,373

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended December 31, 2014					Three months ended December 31, 2013
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted
			(In thousands, except share and per share data)
Total net sales	$910,989	$—		$910,989		$679,311	$—		$679,311
Cost of goods sold	609,055	(2,103)	(a)	606,952		441,102	—		441,102
Gross profit	301,934	2,103		304,037		238,209	—		238,209
Operating expenses:
Selling, distribution, and marketing	159,809	(5,270)	(a)	154,539		132,400	—		132,400
General and administrative	70,109	(7,772)	(b)	62,337		57,638	(12,977)	(b)	44,661
Asset disposal and exit costs	(362)	362	(c)	—		16,826	(16,826)	(c)	—
Total operating expenses	229,556	(12,680)		216,876		206,864	(29,803)		177,061
Operating income	72,378	14,783		87,161		31,345	29,803		61,148
Other expense (income):
Interest expense	14,025	—		14,025		4,107	—		4,107
Other expense (income), net	2,579	(2,587)	(e)	(8)		436	(582)	(e)	(146)
Total other expense (income)	16,604	(2,587)		14,017		4,543	(582)		3,961
Income before loss in equity method investments	55,774	17,370		73,144		26,802	30,385		57,187
Income tax expense	19,220	6,235	(f)	25,455		7,261	11,299	(f)	18,560
Loss in equity method investments	3,993	—		3,993		—	—		—
Net income	$32,561	$11,135		$43,696		$19,541	$19,086		$38,627
Earnings per Share:
Basic				$0.25	(j)				$0.22	(j)
Diluted				$0.24	(j)				$0.22	(j)
Weighted-Average Common Shares:
Basic				174,317,551	(j)				173,372,075	(j)
Diluted				178,738,891	(j)				175,920,812	(j)

Adjusted net income excluding joint venture activities:
Adjusted net income				43,696					38,627
Corporate related joint venture expenses, net of tax				995	(g)				—
Loss in equity method investments				3,993	(h)				—
Adjusted net income excluding joint venture activities				$48,684					$38,627
Adjusted earnings per share excluding joint venture activities:
Basic				$0.28					$0.22
Diluted				$0.27					$0.22

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended December 31, 2014				Three months ended December 31, 2013
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)				(In thousands)
Income statement amounts by segment:
Total net sales
Americas Foods & Beverages	$648,035	$—		$648,035	$568,973	$—		$568,973
Americas Fresh Foods	135,672	—		135,672	—	—		—
Europe Foods & Beverages	127,282	—		127,282	110,338	—		110,338
Total	$910,989	$—		$910,989	$679,311	$—		$679,311

Operating income
Americas Foods & Beverages	72,728	7,807	(a)(b)(c)	80,535	57,889	7,026	(c)	64,915
Americas Fresh Foods	9,261	—		9,261	—	—		—
Europe Foods & Beverages	14,534	—		14,534	(1,230)	9,800	(c)	8,570
Total consolidated segment operating income	96,523	7,807		104,330	56,659	16,826		73,485
Corporate and other	(24,145)	6,976	(b)	(17,169)	(25,314)	12,977	(b)	(12,337)
Total operating income	$72,378	$14,783		$87,161	$31,345	$29,803		$61,148

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three months ended December 31,
	2014	2013
	(In thousands)
Net income	$32,561	$19,541
Interest expense, net	14,025	4,107
Income tax expense	19,220	7,261
Depreciation and amortization	28,415	21,385
EBITDA	$94,221	$52,294
Transaction, asset disposal & transition costs (b), (c)	3,931	26,061
Mark to market adjustments on economic hedge losses (a), (e)	9,960	582
IPO grants & non-cash stock-based compensation (b), (i)	6,859	5,409
Adjusted EBITDA	$114,971	$84,346

Corporate related joint venture expenses (g)	$1,526	$—
Loss in equity method investments (h)	3,993	—
Adjusted EBITDA excluding joint venture activities	$120,490	$84,346

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Year ended December 31, 2014					Year ended December 31, 2013
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted
	(In thousands, except share and per share data)

Total net sales	$3,436,605	$—		$3,436,605		$2,542,063	$—		$2,542,063
Cost of goods sold	2,283,441	(2,821)	(a)	2,280,620		1,634,646	—		1,634,646
Gross profit	1,153,164	2,821		1,155,985		907,417	—		907,417
Operating expenses:
Selling, distribution, and marketing	621,866	(7,065)	(a)	614,801		528,233	—		528,233
General and administrative	265,678	(28,107)	(b)	237,571		197,526	(27,402)	(b)	170,124
Asset disposal and exit costs	(1,066)	1,066	(c)	—		24,226	(24,226)	(c)	—
Total operating expenses	886,478	(34,106)		852,613		749,985	(51,628)		698,357
Operating income	266,686	36,927		303,613		157,432	51,628		209,060
Other expense (income):
Interest expense	36,972	(831)	(d)	36,141		18,027	—		18,027
Other expense (income), net	5,266	(5,273)	(e)	(7)		(3,829)	3,410	(e)	(419)
Total other expense (income)	42,238	(6,104)		36,134		14,198	3,410		17,608
Income before loss in equity method investments	224,448	43,031		267,479		143,234	48,218		191,452
Income tax expense	78,279	14,406	(f)	92,685		44,193	18,694	(f)	62,887
Loss in equity method investments	5,984	—		5,984		—	—		—
Net income	$140,185	$28,625		$168,810		$99,041	$29,524		$128,565
Earnings per Share:
Basic				$0.97	(j)				$0.74	(j)
Diluted				$0.95	(j)				$0.74	(j)
Weighted-Average Common Shares:
Basic				174,013,700	(j)				173,120,689	(j)
Diluted				177,949,916	(j)				174,581,468	(j)
Adjusted net income excluding joint venture activities:
Adjusted net income				168,810					128,565
Corporate related joint venture expenses, net of tax				3,716	(g)				—
Loss in equity method investments				5,984	(h)				—
Adjusted net income excluding joint venture activities				$178,510					$128,565
Adjusted earnings per share excluding joint venture activities:
Basic				$1.03					$0.74
Diluted				$1.00					$0.74

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Year ended December 31, 2014				Year ended December 31, 2013
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)				(In thousands)
Income statement amounts by segment:
Total net sales
Americas Foods & Beverages	$2,350,825	$—		$2,350,825	$2,123,997	$—		$2,123,997
Americas Fresh Foods	575,283	—		575,283	—	—		—
Europe Foods & Beverages	510,497	—		510,497	418,066	—		418,066
Total	$3,436,605	$—		$3,436,605	$2,542,063	$—		$2,542,063

Operating income
Americas Foods & Beverages	$264,197	$9,616	(a)(b)(c)	$273,813	$215,155	$14,426	(b)(c)	$229,581
Americas Fresh Foods	47,723	—		47,723	—	—		—
Europe Foods & Beverages	52,673	—		52,673	20,879	9,800	(c)	30,679
Total consolidated segment operating income	364,593	9,616		374,209	236,034	24,226		260,260
Corporate and other	(97,907)	27,311	(b)	(70,596)	(78,602)	27,402	(b)	(51,200)
Total operating income	$266,686	$36,927		$303,613	$157,432	$51,628		$209,060

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Year ended December 31,
	2014	2013
	(In thousands)
Net income	$140,185	$99,041
Interest expense, net	36,972	18,027
Income tax expense	78,279	44,193
Depreciation and amortization	110,567	81,905
EBITDA	$366,003	$243,166
Transaction, asset disposal & transition costs (b), (c)	14,782	40,752
Mark to market adjustments on economic hedges (gains)/losses (a), (e)	15,159	(3,410)
IPO grants & non-cash stock-based compensation (b), (i)	31,795	20,992
Adjusted EBITDA	$427,739	$301,500

Corporate related joint venture expenses (g)	$5,687	$—
Loss in equity method investments (h)	5,984	—
Adjusted EBITDA excluding joint venture activities	$439,410	$301,500

The adjusted results differ from WhiteWave’s results under GAAP due to the following:

(a)	The adjustment reflects elimination of the expense related to the mark-to-market adjustment on commodity hedges.

•	$7.4 million for the three months ended December 31, 2014.

•	$2.5 million for the three months ended September 30, 2014.

(b)	The adjustment reflects:

i.	Elimination of stock compensation expense for the IPO grants.

•	$3.5 million for the three months ended December 31, 2014.

•	$2.6 million for the three months ended September 30, 2014.

•	$2.9 million for the three months ended June 30, 2014.

•	$3.3 million for the three months ended March 31, 2014.

•	$3.7 million for the three months ended December 31, 2013.

ii.	Elimination of non-recurring transaction costs related to acquisitions and other investments.

•	$4.2 million for the three months ended December 31, 2014.

•	$2.9 million for the three months ended September 30, 2014.

•	$0.2 million for the three months ended June 30, 2014.

•	$7.2 million for the three months ended March 31, 2014.

•	$8.3 million for the three months ended December 31, 2013.

iii.	Elimination of non-recurring transition costs related to the separation from Dean Foods Company.

•	$0.1 million for the three months ended December 31, 2014.

•	$0.3 million for the three months ended September 30, 2014.

•	$0.8 million for the three months ended June 30, 2014.

•	$0.1 million for the three months ended March 31, 2014.

•	$1.0 million for the three months ended December 31, 2013.

(c)	The adjustment reflects elimination of asset disposal and exit costs and subsequent adjustments.

i.	Elimination of the non-cash write-down of the assets of the dairy farm located in Idaho.

•	$nil million for the three months ended December 31, 2014.

•	$nil million for the three months ended September 30, 2014.

•	$nil million for the three months ended June 30, 2014.

•	($0.4) million for the three months ended March 31, 2014.

•	$3.7 million for the three months ended December 31, 2013.

ii.	Elimination of the restructuring costs in connection with the sale of the dairy farm in Idaho.

•	($0.4) million for the three months ended December 31, 2014.

•	$nil million for the three months ended September 30, 2014.

•	($0.1) million for the three months ended June 30, 2014.

•	($0.2) million for the three months ended March 31, 2014.

•	$3.3 million for the three months ended December 31, 2013.

iii.	Elimination of the loss on assets held for sale related to the Company’s intention to sell the operations of its soy-based meat alternative business located in the Netherlands.

•	$nil million for the three months ended December 31, 2014.

•	$nil million for the three months ended September 30, 2014.

•	$nil million for the three months ended June 30, 2014.

•	$nil million for the three months ended March 31, 2014.

•	$9.8 million for the three months ended December 31, 2013.

(d)	The adjustment reflects elimination of expense related to debt issuance costs written off as a result of the debt modification.

•	$nil million for the three months ended December 31, 2014.

•	$0.8 million for the three months ended September 30, 2014.

(e)	The adjustment reflects elimination of the (income) expense related to the mark-to-market adjustment on interest rate hedges.

•	$2.6 million for the three months ended December 31, 2014.

•	($1.7) million for the three months ended September 30, 2014.

•	$3.6 million for the three months ended June 30, 2014.

•	$0.8 million for the three months ended March 31, 2014.

•	$0.6 million for the three months ended December 31, 2013.

(f)	Income tax in the adjustments columns represent the adjustment to income tax expense required to arrive at an adjusted effective tax rate on adjusted income before taxes.

(g)	The adjustment reflects the elimination of administrative costs incurred to manage the China Joint Venture investment.

•	$1.5 million ($1.0 million, net of tax) for the three months ended December 31, 2014.

•	$1.2 million ($0.8 million, net of tax) for the three months ended September 30, 2014.

•	$1.9 million ($1.2 million, net of tax) for the three months ended June 30, 2014.

•	$1.1 million ($0.8 million, net of tax) for the three months ended March 31, 2014.

(h)	The adjustment reflects the elimination of the loss incurred in the investment in the China Joint Venture.

•	$4.0 million for the three months ended December 31, 2014.

•	$1.4 million for the three months ended September 30, 2014.

•	$0.5 million for the three months ended June 30, 2014.

•	$nil million for the three months ended March 31, 2014.

(i)	The adjustment reflects non-cash related stock-based compensation expense, excluding amounts already included in IPO grants.

•	$3.4 million for the three months ended December 31, 2014.

•	$3.4 million for the three months ended September 30, 2014.

•	$3.6 million for the three months ended June 30, 2014.

•	$9.1 million for the three months ended March 31, 2014.

•	$1.7 million for the three months ended December 31, 2013.

(j)
For the three months ended December 31, 2014, the number of shares used to compute basic earnings per share is 174,317,551, which is comprised entirely of Class A common stock on a weighted average basis.

For the three months ended September 30, 2014, the number of shares used to compute basic earnings per share is 174,136,880, which is comprised entirely of Class A common stock on a weighted average basis.

For the three months ended June 30, 2014, the number of shares used to compute basic earnings per share is 173,966,917, which is comprised entirely of Class A common stock on a weighted average basis.

For the three months ended March 31, 2014, the number of shares used to compute basic earnings per share is 173,623,354, which is comprised entirely of Class A common stock on a weighted average basis.

For the three months ended December 31, 2013, the number of shares used to compute basic earnings per share is 173,372,075, which is comprised entirely of Class A common stock on a weighted average basis.

On May 23, 2013, Dean Foods distributed to its stockholders an aggregate of 47,686,000 shares of our Class A common stock and 67,914,000 shares of our Class B common stock as a pro rata dividend on shares of Dean Foods common stock outstanding.

For each period presented, the number of shares used to compute diluted earnings per share includes the dilutive impact of stock options and RSUs.